Exhibit 4.1

ABnote North America 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003 HOLLY GRONER 931-490-7660 PROOF OF APRIL 3, 2012 CARROLS RESTAURANT GROUP, INC. WO-5271 FACE Operator: jkc NEW COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, this proof process is different from offset printing. It is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink. PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: �� OK AS IS �� OK WITH CHANGES �� MAKE CHANGES AND SEND ANOTHER PROOF COLORS SELECTED FOR PRINTING: Intaglio prints in SC-3 Dark Green. NOTE: TEXT RECEIVED BY MODEM OR E-MAIL IS NOT PROOFREAD WORD FOR WORD. FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE OF $.01 PER SHARE, OF transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. WITNESS the seal of the Corporation and the signatures of its duly authorized officers. Dated: SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 14574X 10 4 THIS CERTIFIES THAT IS THE OWNER OF C INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE CARROLS RESTAURANT GROUP, INC. COUNTERSIGNED AND REGISTERED: AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC (Brooklyn, NY) Transfer Agent and Registrar By Authorized Officer Carrols Restaurant Group, Inc. Common Stock PRESIDENT TREASURER